Exhibit 10.25

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.

FIRST AMENDMENT TO

LEASE AGREEMENT

THIS FIRST AMENDMENT, dated July 9, 2021 (this “Amendment”), amends that certain Lease Agreement dated June 29, 2021 and effective on the Effective Date (as defined below) (the “Lease”), by and among [***], a Delaware limited liability company (the “Landlord”) and Cipher Mining Technologies Inc., a Delaware corporation (the “Tenant”). Capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Lease.

RECITALS

WHEREAS, Section 29(j) of the Lease provides that the Lease may be amended only by a writing signed by Landlord and Tenant; and

WHEREAS, the parties hereto desire to amend the Lease in accordance with the terms set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and for other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Amendment. The parties agree to the following:

The final three sentences of Section 3(a) shall be deleted in their entirety and replaced as follows:

“Notwithstanding anything contained in this Lease to the contrary, it shall be a condition precedent to the effectiveness of this Lease that the Merger Transaction (as such term is defined and described in the Purchase Agreement) shall have occurred on or before September 3, 2021. Promptly following the closing of the Merger Transaction, Tenant shall provide Landlord with written notice thereof and the date of such written notice from Tenant to Landlord shall be deemed to be the “Effective Date” for all purposes under this Lease. If the Merger Transaction does not occur on or before September 3, 2021, then this Lease shall automatically terminate as of such date and thereafter be of no further force or effect, unless Landlord expressly agrees to extend such date (such agreement not to be unreasonably withheld, conditioned or delayed).”

2. Ratification of Lease. Except as herein provided, the Lease is ratified, confirmed, and shall remain unchanged and in full force and effect.

3. Entire Agreement. This Amendment together with the Lease constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

4. Counterparts. This Amendment may be executed in two or more counterparts by facsimile or electronic transmission, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.

IN WITNESS WHEREOF, the parties to this Amendment have executed, or caused to be executed, this Amendment as of the day and in the month and year first above written.

LANDLORD:

[***], a Delaware limited liability company

By	/s/ Barry Boswell

Name:	Barry Boswell
Title:	Executive Vice President
Date:	July 9, 2021

TENANT:

CIPHER MINING TECHNOLOGIES INC., a Delaware corporation

By	/s/ Tyler Page

Name:	Tyler Page
Title:	CEO
Date:	July 8, 2021